Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www mastec com

For Immediate Release

MasTec Announces Investment in EC Source Services, LLC,

Expanding its Construction Capabilities in Extra High

Voltage Transmission Systems

Coral Gables, FL (November 16, 2010) — MasTec, Inc. (NYSE: MTZ) today announced the expansion of its engineering, procurement and construction capabilities in Extra High Voltage (EHV) electrical transmission systems through the purchase of a minority interest in EC Source Services, LLC, the EHV specialty transmission contractor founded by Martin J. Maslonka. MasTec’s $10 million investment will be utilized by EC Source to support working capital and make equipment purchases as necessary to meet the demands of its existing and future projects. MasTec will have a two year option to the merge the remaining ownership interest of EC Source into its operations.

“This is a significant step for MasTec, as we had been looking to expand our transmission capabilities and strengthen our management team for quite some time. Martin Maslonka has assembled a highly regarded management team with broad and extensive experience in building large scale transmission projects. Our combined resources will provide utilities and transmission developers with a viable competitor capable of executing on any size transmission project anywhere in the country,” said Jose Mas, MasTec’s CEO.

Martin Maslonka noted, “I have been very impressed with MasTec’s growth, diversification and with what they have accomplished over these past few years. I have no doubt that by combining our resources we will become one of the leading energy transmission EPC firms in the country”. Martin Maslonka, well known in the energy transmission industry, was the founder and CEO of Maslonka & Associates, an industry leading, nationally recognized EHV transmission contractor which merged with InfraSource Services, Inc. in 2004 and was subsequently acquired by Quanta Services, Inc. in 2007.

Additional details are contained in the SEC Form 8-K that is being filed concurrently with this press release.

MasTec, Inc. is a leading national infrastructure construction company operating mainly throughout the United States across a range of industries. The Company’s activities include the building, installation, maintenance and upgrade of energy, communication and utility infrastructure, including but not limited to: electrical utility transmission and distribution, wind farms, solar farms, other renewable energy, natural gas and petroleum pipeline infrastructure, wireless, wireline, satellite communication, industrial infrastructure and water and sewer systems. MasTec’s customers are in the following industries: utilities (including wind farms, solar farms and other renewable energy, natural gas gathering systems and pipeline infrastructure), communications (including wired and wireless telephony and satellite television) and government (including water, sewer and other utility and communications work on military bases). The Company’s corporate website is located at www.mastec.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including further or continued economic downturns, reduced capital expenditures, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technical and regulatory changes that affect us or our customers’ industries; our ability to accurately estimate the costs associated with our fixed-price and other contracts and performance on such projects; our ability to replace non-recurring projects with new projects; our ability to retain qualified personnel and key management, including from acquired businesses, enforce any noncompetition agreements, integrate acquired businesses within the expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; the impact of the American Recovery and Reinvestment Act of 2009 and any similar local or state regulations affecting renewable energy, electrical transmission, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; our ability to attract and retain qualified managers and skilled employees; trends in oil and natural gas prices; increases in fuel, maintenance, materials, labor and other costs; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multiemployer union pension plans, including underfunding liabilities, for our operations that employ unionized workers; any liquidity issues related to our securities held for sale; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; any exposure related to our divested state Department of Transportation projects and assets; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; the outcome of our plans for future operations, growth and services, including business development efforts, backlog and acquisitions; any dilution or stock price volatility which shareholders may experience in connection with shares we may issue as consideration for earn-out obligations in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.